CONSENT TO ACTION BY SHAREHOLDER

OF

NGFC EQUITIES, INC.

WITHOUT A MEETING

WHEREAS, undersigned (“Shareholder”), is a shareholder of NGFC Equities, Inc., a Florida corporation (the “Company”), who owns 4,000,000 shares of Company Class A Common Stock with one vote for one share  (the “Class A Stock”) and 7,000,000 shares of Company Class B Common Stock (the “Class B Stock”) with ten votes for each stock and deems it appropriate to vote all of his shares of both Class A and Class B  Stock in favor of amending the articles of incorporation of the Company, and that such shareholder action shall occur pursuant to a written consent without a meeting in accordance with Fla. Stat. § 607.0704(1) (2016).

NOW THEREFORE, pursuant to Section 607.0704(1) of the Florida Business Corporation Act, Shareholder hereby exercises his rights as a shareholder of the Company and consents to take this action without a meeting, waives notice of a meeting to take the corporate action set forth herein and votes all of his shares of Company Stock in favor of the amendment of the Company’s Articles of Incorporation to:

Amend the articles of incorporation of the Company to

1.

Increase the number of authorized shares of capital stock to one billion (1,000,000,000) shares of which nine hundred and ninety million (990,000,000) shares are designated as Class A Common Stock and to eliminate the Class B Common Stock; and

2.

To designate five million (5,000,000) shares of the ten million (10,000,000) authorized shares of Preferred Stock as Series A Preferred Stock with one thousand votes for each share of Series A Preferred Stock and keep the other five million (5,000,000) authorized shares of Preferred Stock as blank check Preferred Stock; and

for the filing of such Articles of Amendment with the Florida Department of State, Division of Corporations

This Consent to Action by Shareholder without a meeting is hereby executed and delivered to the Company at its principal address at 7135 Collins Ave No. 624, Miami Beach, Florida 33134, and is dated and effective this January 2nd day of January 2017.

/S/ I. Andrew Weeraratne

Andrew Weeraratne, Shareholder

Company Receipt Acknowledged:

Eugene Nichols

Date: January 3, 2017

Secretary, Director